UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
April 29, 2005

ESCHELON TELECOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50706	41-1843131
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

730 Second Avenue, South

Minneapolis, MN  55402

(Address of principal executive offices)

Registrant’s telephone number, including area code:
(612) 376-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers

(b)                                 On April 29, 2005, Peter M. Van Genderen, one of the Company’s independent directors, tendered his resignation as director.  Mr. Van Genderen’s resignation was accepted on April 29, 2005.  Mr. Van Genderen served on the Compensation Committee.  The Company does not expect to fill the vacancy immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESCHELON TELECOM, INC.

	By:	/s/ Geoffrey M. Boyd
Geoffrey M. Boyd
Chief Financial Officer

Date: May 3, 2005